FOR IMMEDIATE RELEASE

Contact: Frank Henigman, Chief Financial Officer 760-929-8226

RUBIO’S® RESTAURANTS, INC. REJECTS
UNSOLICITED LETTER OF INTEREST AS
NOT BEING IN STOCKHOLDERS’ BEST INTERESTS

CARLSBAD, CA - October 22, 2008 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO) today announced that its Board of Directors rejected the unsolicited acquisition proposal, dated October 15, 2008, from Kelly Capital.

After reviewing the acquisition proposal, including the price offered and Kelly Capital’s financing contingency, the Company’s Board concluded that the proposal is not in the best interests of the Company or its stockholders. The Board determined that the best way to enhance stockholder value is to continue to pursue the Company’s strategic plan.

Dan Pittard, the Company’s President and Chief Executive Officer, commented that “in the Board’s judgment, Kelly Capital’s proposal significantly undervalues our core business and operating plan.” Mr. Pittard concluded, “We remain committed to growing and improving the Company’s business and building value for all of our stockholders.”

About Rubio's® Restaurants, Inc. (NASDAQ: RUBO)

Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill(R). The first Rubio's was opened in 1983 in the Mission Bay community of San Diego by Ralph Rubio and his father, Ray Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to chargrilled marinated chicken, lean carne asada steak, and slow-roasted pork carnitas, Rubio's menu features seafood items including grilled mahi mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily, and Rubio's uses canola oil with zero grams trans fat per serving. The menu includes tacos, burritos, salads and bowls, quesadillas, HealthMex(R) offerings which are lower in fat and calories, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 180 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at http://www.rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections; that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, our comparable store sales results and revenues, our product, labor expenses and other restaurant costs, the success of our promotions, new product offerings and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, the adequacy of our reserves related to closed stores or stores to be sold, increased depreciation or asset write downs, our ability to manage ongoing and unanticipated costs, such as costs to comply with regulatory initiatives and litigation costs, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, our ability to finalize our settlement of the wage and hour class action lawsuits filed in California and the effects of ever-increasing competition. These and other factors can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

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